Exhibit 99.1

Finjan Provides Update on Summary Judgment Motions in Proofpoint Case
June 13th Trial to Proceed Against Proofpoint on Six of Finjan’s U.S. Patents

EAST PALO ALTO, CA – 04/14/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (“Finjan”), announced that in Finjan’s patent infringement suit (3:13-cv-05808-HSG) against Proofpoint, Inc., Judge Haywood S. Gilliam, Jr. entered his Order Granting In Part and Denying In Part each sides Motions for Summary Judgment, dated April 12, 2016 (Order, Docket No. 347). The Court ruled that triable issues of fact exist as to six of the eight asserted patents against Proofpoint and Armorize products, to be tried by jury. Trial is set for June 13, 2016.

Finjan will be proceeding to trial with the following six asserted patents: U.S. Patent Nos. 6,154,844; 7,058,822; 7,647,633; 7,975,305; 8,079,086; and 8,224,408, which cover cloud, endpoint, web and messaging security, and networking and perimeter defense technologies. Finjan US Patent Nos. 7,613,918 and 8,141,154 will not be included in the trial without any change to their validity.

"The Court's Order has streamlined our case against Proofpoint without any significant impact to our damages case,” commented Julie Mar-Spinola, Finjan's Chief Intellectual Property Officer and VP of Legal. "We remain confident in the merits of our patent claims and will proceed to trial accordingly."

Finjan has filed patent infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corporation, Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact:
Nicholas Gaffney
Zumado Public Relations
(415) 732-7801
ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245
investors@finjan.com